UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  August 2, 2011

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia       20164

 (Address of principal executive offices)     (Zip Code)

(703) 406-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2011, Mr. Robert Roberts, Jr. submitted his resignation as a Director.  On the same date, our Nominating and Corporate Governance Committee recommended and our Board of Directors approved the appointments of John F. Depodesta, Larry C. Linton and Ashish H. Raval to our Board of Directors.  The Board has determined that Mr. Depodesta and Mr. Linton are independent, as defined in the Nasdaq listing standards.  Mr. Raval is a Senior Vice President and manages our Integrated Systems Division.  Mr. Depodesta and Mr. Linton will receive compensation in accordance with the Company’s approved independent director fee schedule for attendance at board and committee meetings and a stock option grant under the Company’s 2002 Stock Option Plan for the purchase of 3,850 shares of our common stock   Mr. Raval will not receive any compensation for his service on the Board of Directors.  Mr. Depodesta and Mr. Linton are expected to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. DePodesta holds a BA from Harvard College and a JD from the University of Pennsylvania Law School.   Mr. DePodesta began his career serving as the General Counsel of Consolidated Rail Corporation and General Counsel - Reorganization for the Penn Central Trustees.  He has served as “of counsel” to the law firm of Pepper Hamilton LLP. Mr. DePodesta has served as the Chairman of the Board of Iron Road Railways Incorporated, which he co-founded. He has served as Senior Vice President, Law and Public Policy, of Genesis Health Ventures, Inc. He is a co-founder of Primus Telecommunications Group, Inc. (“Primus”) and served as a Director, Executive Vice President, Chief Legal Officer and Chief Corporate Development Officer and Secretary of Primus.  He currently serves on the Board of Directors of Educational Credit Management Corporation and the Boards of its for-profit and not-for-profit subsidiaries.

Larry C. Linton earned a B.S. in Business Management from Brigham Young University (“BYU”) and a Master of Business Administration from Arizona State University.   He began his career with the First National Bank of Oregon as a Credit Officer and Commercial Loan officer.  He founded Landa, Inc. and served as Chief Executive Officer of Landa until its sale. He is currently the owner and Chief Executive Officer of Water Tech Industries. Linton is a current member of the BYU President's Leadership Council.

Mr. Raval earned B.S. in Instrumentation Engineering from University of Pune and a Masters in Electrical Engineering with specialization in Control Systems Engineering from University of New Orleans.  Mr. Raval began his career working as an instrumentation engineer with Walk, Haydel & Associates, a Dames & Moore Company.  He joined the Company as an Applications Engineer in the Company’s Integrated Systems Division (“ISD”).  He was promoted to Vice President and Director of ISD and currently directs ISD as a Senior Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutron Corporation
(Registrant)

Date: August 9, 2011	By:	/s/ Sidney C. Hooper
Sidney C. Hooper
Chief Financial Officer and Principal Accounting Officer